UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2025
_______________________________
ALIGNMENT HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-40295	46-5596242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1100 W. Town and Country Road, Suite 1600
Orange, California 92868
(Address of Principal Executive Offices) (Zip Code)
(844) 310-2247
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALHC	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.

As previously disclosed, on April 30, 2024, Alignment Healthcare, Inc. (the "Company") entered into an amended and restated stockholders agreement with funds managed by General Atlantic and Warburg Pincus LLC, which, among other things, had the effect of rendering moot the stockholder lawsuit captioned Maglione v. Konowiecki, et. al., C.A. No. 2023-0691-JTL (Del. Ch.) (the Action”).

As previously disclosed, on May 24, 2024, the Court of Chancery of the State of Delaware entered an order dismissing the Action as moot, but retained jurisdiction solely for the purpose of resolving the plaintiff’s counsel’s anticipated motion for an award of attorneys’ fees and expenses.

Without admitting any fault or wrongdoing, the Company subsequently agreed to pay $950,000 in attorneys’ fees and expenses to the plaintiff’s counsel in full satisfaction of any and all claims for fees and expense in the Action by plaintiff or plaintiff’s counsel. In entering the order, the Court did not review, and did not pass judgment on, the payment of the attorneys’ fees and expenses.

On April 9, 2025, the Court entered an order closing the Action, subject to the Company filing an affidavit with the Court confirming that this notice has been issued. In entering the order, the Court was not asked to review, and did not pass judgment on, the payment of the attorneys’ fees and expenses or their reasonableness.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alignment Healthcare, Inc.

Date: April 11, 2025	By:	/s/ Christopher Joyce
Christopher Joyce
Chief Legal & Administrative Officer